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                                                                   EXHIBIT 10.22

                                SECOND AMENDMENT
                                     TO THE
                 LEAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN
                 (AS AMENDED AND RESTATED EFFECTIVE MAY 3, 2001)

            The Lear Corporation Long-Term Stock Incentive Plan (As Amended and Restated Effective May 3, 2001) is amended, effective November 10, 2005, in the following particulars:

            1. By substituting the following for the last sentence of Section
      7.6:

            "The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two."

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